EXHIBIT 24.2



                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation in this Form S-8 Registration Statement of our report dated January 29, 1999 included in First Busey Corporation's Annual Report on Form 10-K (File No. 0-15950) for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.





MCGLADREY & PULLEN, LLP
Certified Public Accountants


May 24, 1999